Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Wellgistics Health, Inc. of our reports dated 24th April 2024 relating to the Consolidated Financial Statements of Wellgistics, LLC and the Consolidated Financial Statements of Wood Sage, LLC as of and for the years ended December 31, 2023 and 2022, and our reports dated 29th August 2023 relating to the Financial Statements of Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC as of and for the years ended December 31, 2022 and 2021, which appear in this Registration Statement. We further consent to the incorporation by reference in this Registration Statement on Form S-1 of Wellgistics Health, Inc. of our report dated 24th April 2024 (except for the effects of the stock split discussed in Note 1 to the financial statements, as to which the date is November 05, 2024, and the reverse stock split discussed in Note 1 to the financial statements, as to which the date is December 06, 2024) relating to the Financial Statements of Danam Health, Inc. (n/k/a Wellgistics Health, Inc.), as of and for the year ended December 31, 2023, and our report dated 25th March 2025 relating to the Financial Statements of Wellgistics Health, Inc., as of and for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: August 28, 2025

Place: Chennai, India